UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2010
GENON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street Houston, Texas	77002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 357-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K and in the exhibits included as part of this report, “GenOn Energy” refers to GenOn Energy, Inc., and “we,” “us” and “our” refer to GenOn Energy and its consolidated subsidiaries.
Item 2.02. Results of Operations and Financial Condition.
On May 9, 2011, we issued an earnings release announcing our financial results for quarter ended March 31, 2011. The earnings release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein. This Form 8-K and the earnings release are available at www.genon.com in the investor relations section.
In our earnings release, we use certain non-GAAP financial measures. We think that these non-GAAP financial measures provide meaningful representations of our consolidated operating and financial performance and are useful to us and investors, analysts, rating agencies, banks and other parties in facilitating the analysis of our results of operations from one period to another and comparing our performance to our peers and providing a more complete understanding of factors and trends affecting our business. This includes presenting certain non-GAAP measures on a pro forma basis for the three months ended March 31, 2010. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. The non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for GAAP financial measures. Investors should review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
These non-GAAP financial measures include adjusted income (loss) from continuing operations, adjusted EBITDA and total debt excluding unamortized debt discounts and adjustments to fair value of debt. We discuss these non-GAAP financial measures in Exhibit 99.2, including the reasons that we think that these measures provide useful information and the additional purposes for which these measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure can be found in our earnings release.
Item 3.03 Material Modification to Rights of Security Holders.
On May 5, 2011, we filed a Certificate of Amendment to our Third Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Protective Charter Amendment”), which is designed to prevent certain transfers of our common stock that could result in an ownership change under Section 382 of the Internal Revenue Code (“IRC”) and, therefore, significantly inhibit our ability to use our net operating losses (“NOLs”) to reduce our future income tax liability. As described below under Item 5.07 of this Current Report on Form 8-K, the Protective Charter Amendment was approved by the stockholders at GenOn Energy’s 2011 Annual Meeting of Stockholders. The following is a summary of the material terms of the Protective Charter Amendment:
Restricted Transfers. The Protective Charter Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:
•	increase the direct or indirect ownership of our stock by any Person (as defined below) from less than 4.99% to 4.99% or more of our common stock, as determined under Section 382 of the IRC; or

•	increase the percentage of our common stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our common stock, as determined under Section 382 of the IRC.
“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the IRC (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.99% stockholder under the Protective Charter Amendment. A transfer from one member of a “public group” (as determined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The Protective Charter Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.
Consequences of Restricted Transfers. Upon adoption of the Protective Charter Amendment, any direct or indirect transfer attempted in violation of the Protective Charter Amendment would be void as of the date of the restricted transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Charter Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Current Report on Form 8-K, our common stock purportedly acquired in violation of the Protective Charter Amendment is referred to as “excess stock.”
In addition to a restricted transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Charter Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the restricted transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares.
With respect to any restricted transfer that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law but that does involve a transfer for purposes of Section 382 of the IRC, such as an indirect transfer of our securities, the following procedure will apply in lieu of those described above: In such case, such stockholder and/or any person whose ownership of our securities is attributed to such stockholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Charter Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the restricted transfer.
Public Groups. In order to facilitate sales by stockholders into the market, the Protective Charter Amendment permits otherwise restricted transfers of our common stock where the transferee is a public group. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 4.99% stockholder.
Waiver. In addition, the Board has the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. The Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Charter Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382 of the IRC. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

The Protective Charter Amendment expires on the earliest of (i) the close of business on May 3, 2014, (ii) the date on which the Board determines that the Protective Charter Amendment is no longer necessary or desirable for the preservation of our NOLs or other tax benefits because of the repeal of Section 382 of the IRC or any successor statute, (iii) the date on which the Board determines that none of our NOLs or other tax benefits may be carried forward, and (iv) such date as the Board otherwise determines that the Protective Charter Amendment is no longer necessary or desirable.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 3, 2011, the Compensation Committee of the Board of Directors approved a severance plan that will provide severance benefits under certain circumstances to our named executive officers upon expiration of the agreements currently providing for their individual severance arrangements. In particular, under the new severance plan, each participant is generally entitled to receive severance benefits upon the participant’s involuntarily termination of employment that did not result from death, disability or termination for cause or that did not follow a change in control. If a participant is deemed eligible, the plan provides for a cash severance payment equal to (i) a multiple of the sum of base salary and annual short-term incentive award at target (1.5 in the case of Senior Vice Presidents and Executive Vice Presidents and two in the case of the Chief Executive Officer and the President and Chief Operating Officer); (ii) a pro-rated target annual short-term incentive award based on the number of days the participant was employed during the year in which his or her employment was terminated, or actual annual short-term incentive award if the employment was terminated after December 1; and (iii) continued health and welfare benefits coverage (medical, dental and vision) through a defined period following the severance.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Our Annual Meeting of Stockholders was held on May 4, 2011 in Houston, Texas. The following matters were submitted to a vote of our stockholders:
(1) Votes regarding the election of the directors to serve until the next annual meeting of stockholders were as follows:

Director	For	Against	Abstain	Broker Non-Votes
E. William Barnett	585,781,800	5,377,602	6,385,061	95,579,915
Terry G. Dallas	591,194,663	4,333,943	2,015,857	95,579,915
Mark M. Jacobs	586,312,745	5,870,090	5,361,628	95,579,915
Thomas H. Johnson	583,405,065	6,494,247	7,645,151	95,579,915
Steven L. Miller	586,058,662	5,117,669	6,368,132	95,579,915
Edward R. Muller	577,428,592	12,641,716	7,474,155	95,579,915
Robert C. Murray	590,927,339	4,375,735	2,241,389	95,579,915
Laree E. Perez	586,390,980	5,373,812	5,779,671	95,579,915
Evan J. Silverstein	586,645,273	4,876,736	6,022,454	95,579,915
William L. Thacker	589,715,534	4,685,069	3,143,860	95,579,915
(2) Votes regarding ratification of the Audit Committee’s selection of KPMG LLP as our independent auditors for fiscal year 2011 were as follows:

For	Against	Abstain	Broker Non-Votes
687,544,456	3,761,669	1,818,253	—

(3) Votes regarding the Protective Charter Amendment were as follows:

For	Against	Abstain	Broker Non-Votes
673,497,135	15,854,130	3,773,113	—
(4) Votes regarding the stockholder rights plan, adopted by the Board on January 15, 2001, as amended November 23, 2010 were as follows:

For	Against	Abstain	Broker Non-Votes
515,332,922	80,498,865	1,712,676	95,579,915
(5) Votes regarding an advisory vote on the compensation of our named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
570,429,152	24,656,961	2,458,350	95,579,915
(6) Votes regarding an advisory vote on the frequency of conducting future advisory votes on the compensation of our named executive officers were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
524,339,894	1,916,047	68,456,396	2,883,087	95,579,915
(7) Votes regarding the stockholder proposal described in the proxy materials were as follows:

For	Against	Abstain	Broker Non-Votes
89,208,590	443,054,796	65,281,077	95,579,915
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	Certificate of Amendment of Third Restated Certificate of Incorporation of GenOn Energy, Inc., dated May 5, 2011
99.1	Press Release dated May 9, 2011
99.2	Explanation of Non-GAAP Financial Measures
INFORMATION FURNISHED
The information in Item 2.02 and in Exhibits 99.1 and 99.2 are being furnished, not filed. Accordingly, the information will not be incorporated by reference into any filing or report by us with the Securities and Exchange Commission, whether made before or after the date hereof, unless specifically identified as being incorporated by reference therein.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
This document contains statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward-looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) legislative and regulatory initiatives or changes in regulations affecting the electric industry; (ii) changes in, or changes in the application of, environmental or other laws and regulations; (iii) failure of our generating facilities to perform as expected, including due to outages for unscheduled maintenance or repair; (iv) changes in market conditions or the entry of additional competition in our markets; (v) the ability to integrate successfully the businesses following the merger and realize cost savings and any other synergies; and (vi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement, and we assume no duty to update this information. Our filings and other important information are also available on the Investor Relations page of our web site at www.genon.com.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENON ENERGY, INC. (Registrant)
Date: May 9, 2011	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Certificate of Amendment of Third Restated Certificate of Incorporation of GenOn Energy, Inc., dated May 5, 2011
99.1	Press Release dated May 9, 2011
99.2	Explanation of Non-GAAP Financial Measures